Exhibit 10.1
THIRD AMENDMENT TO LOAN AGREEMENT
     THIS THIRD AMENDMENT TO LOAN AGREEMENT (the “Amendment”) made and entered into on this the 27th day of July, 2011, by and between MITCHAM INDUSTRIES, INC., as “Borrower,” and FIRST VICTORIA NATIONAL BANK, as “Lender,” to amend, ratify and confirm that certain Loan Agreement (the “Loan Agreement”) among the parties hereto dated the 24th day of September, 2008, governing the terms of a line of credit as therein described and evidenced by a promissory note of even date therewith in the original principal sum of $25,000,000.00, as previously amended to govern a line of credit increased to $35,000,000.00 (the “Loan”).
     In consideration of their mutual warranties, covenants and agreements contained herein, and in said Loan Agreement and Lender’s renewal and extension of the existing line of credit to Borrower evidenced by the hereinafter described promissory note, Borrower and Lender hereby warrant, covenant and agree as follows:
     1. Borrower acknowledges, represents, warrants, and agrees that Borrower is presently indebted to Lender in the amount of the current principal balance of $3,250,000.00 owing on the promissory note described in Paragraph II.A. of the Loan Agreement and any accrued interest thereon, and that Borrower has no defenses, rights of set off, counterclaims, causes of action or any other bars to enforcement of the obligations governed by the Loan Agreement or this amendment thereto.
     2. The Loan Agreement has been previously amended by First and Second Amendments to Loan Agreement dated March 24, 2010 and July 27, 2010.
     3. Borrower is the Borrower under the Loan Agreement. All of the warranties of Borrower relating to Borrower’s corporate existence, good standing and authority to enter into this transaction as set forth in the Loan Agreement are hereby renewed, restated and confirmed, both as of the date of the Loan Agreement and the date of this Amendment thereto.
     4. Borrower will execute and deliver to Lender a promissory note of even date herewith (the “Promissory Note”) in the amount of $35,000,000.00 in the form attached hereto and made a part hereof as Exhibit A, being partly in renewal and extension of the principal balance of the promissory note dated July 27, 2010 executed by Borrower and payable to the order of Lender in the original principal sum of $35,000,000.00 and evidencing the line of credit governed by the Loan Agreement. Lender will advance to Borrower, according to the terms thereof and subject to the limitations expressed therein and in the Loan Agreement, as amended, the unadvanced portion of the principal of the Promissory Note remaining after renewal of the principal balance of the existing line of credit and the reservation of any amounts of the unadvanced portion of the Promissory Note which have been reserved for the purposes of funding draws on letters of credit issued at Borrower’s request pursuant to Paragraph V.B of the Loan Agreement. Lender’s obligation to make advances to Borrower under the Loan Agreement will hereafter be limited to the unadvanced and unreserved portion of the Promissory Note.
     5. In addition to the other obligations of Borrower under the Loan Agreement, Borrower will pay to Lender a commitment fee in the amount of $35,000.00 as consideration for the modification of the terms of the Loan set forth in this Amendment and in the Promissory Note described in Paragraph 4. The commitment fee will be due upon execution of this Amendment.
     6. The Loan will continue to be governed by Paragraph V.B of the Loan Agreement as amended to read as follows:
“B.	At Borrower’s option, Lender will reserve for the purposes of funding amounts drawn on letters of credit issued by Lender or The Frost National Bank at Borrower’s request and with Lender’s approval up to $7,000,000.00 of the amount of the Loan which would otherwise be available for advances hereunder. Amounts drawn on any such letters of credit will be advanced by Lender from the principal of the Loan upon draws made in accordance with the terms of the letter. The amounts either drawn or available to be drawn on any such letter of credit will reduce the amount of the principal of the Loan available to be advanced to Borrower and the aggregate amount of all advances on the loan, together with all amounts which may be drawn under any letters of credit will not exceed the original principal amount of the Note currently evidencing the line of credit extended to Borrower under this Agreement ($35,000,000.00). Borrower will pay a fee of 1.0% of the face amount of each domestic letter of credit and 1.5% of the face amount of each foreign letter of credit for each year in which it will be in effect. Borrower will pay, in addition to the fees prescribed in the Loan Agreement for issuance of any letter of credit, any fees assessed by any other bank or other parties to the letter of credit transaction. Neither Lender nor The Frost National Bank will have any obligation to issue any letter of credit that is not acceptable to Lender as to form, term, and conditions.”

     7. The Loan will continue to be governed by Paragraph V.C of the Loan Agreement as amended to read as follows:
“C.	Lender will, at Borrower’s request, renew, extend and rearrange any portion of the unpaid balance of the Loan as a separate, amortizing loan evidenced by a promissory note requiring monthly installments of principal and interest in amounts sufficient to repay the balance over a period of 48 months at an interest rate One-half of One percent (0.5%) over the prime rate published in the Wall Street Journal at the time of such renewal and rearrangement, adjusted annually thereafter, in the form attached hereto as Exhibit “B.” Any portion of the unpaid balance of the Loan which is so renewed and rearranged will be deducted from the amount of the Loan that is available to be advanced to Borrower hereunder, so that the total of all advances of principal of the Loan, the amounts drawn or which may be drawn under any letters of credit issued pursuant to Paragraph V. B, above, and the portion of the unpaid principal renewed and rearranged as a separate, amortizing loan will never exceed the original principal amount of the Note currently evidencing the line of credit extended to Borrower under this Agreement ($35,000,000.00).”
     8. Paragraph IV.A.4.l of the Loan Agreement is hereby amended to read as follows:
“l.	Maintain Borrower’s primary deposit accounts with Lender or such other depository institutions as are necessary to provide financial services required by Borrower in its operations and have been disclosed to Lender by Borrower as providing such services. “
     9. The Loan shall be governed by and subject to all of the terms, covenants and conditions of the Loan Agreement, as amended, and by the terms of the promissory note described in paragraph 4 above, and be secured by all of the same liens, pledges, assignments and security interests as are provided in the Promissory Note and the Loan Agreement, as amended, and in the security documents referenced therein. Borrower hereby grants, renews and ratifies all such liens, pledges, assignments and security interests in favor of Lender as continuing security for the indebtedness of Borrower under the Loan Agreement, as amended.
     10. Borrower and Lender hereby renew, ratify, and confirm all of the warranties, covenants and agreements contained in the Loan Agreement, as amended, except to the extent modified by the terms of this Amendment thereto. The Loan Agreement, as so amended, and the documents referenced therein constitute the sole and only agreement of the parties hereto and supersedes any prior oral understandings or agreements between the parties respecting the subject matter of this agreement. This Amendment, together with the Loan Agreement and all prior amendments thereto, shall apply to and govern the extensions of credit described herein and all renewals, extensions and rearrangements of such indebtedness of Borrower to Lender.
     EXECUTED on the date first hereinabove mentioned.

MITCHAM INDUSTRIES, INC.
By:	/s/ Billy F. Mitcham, Jr.
Billy F. Mitcham, Jr.
Its President
BORROWER
FIRST VICTORIA NATIONAL BANK
By:	/s/ HERSCHEL VANSICKLE
HERSCHEL VANSICKLE
Its SRVP

LENDER

STATE OF TEXAS	§

COUNTY OF WALKER	§
     This instrument was acknowledged before me on July 29, 2011, by Billy F. Mitcham, Jr., as President of Mitcham Industries, Inc., on behalf of said corporation.

By:	/s/ Shannon Lee Wells
Notary Public, State of Texas

STATE OF TEXAS	§

COUNTY OF VICTORIA	§
     This instrument was acknowledged before me on August 3, 2011, by HERSCHEL VANSICKLE, as SR VICE PRESIDENT of First Victoria National Bank, on behalf of said corporation.

By:	/s/ MARIAN R. PASSMORE HOGAN

Notary Public, State of Texas

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